EXHIBIT 99.1
j2 Global Achieves Record 2005 Revenue - 35% Increase Over 2004
Record EPS - 64% Increase Over 2004

2005 revenues of $143.9 million, EPS of $2.08
Announces 2006 Guidance

LOS ANGELES—February 6, 2006—j2 Global Communications, Inc. [NASDAQ: JCOM], a leading provider of outsourced, value-added messaging and communications services, today reported financial results for the fourth quarter and year ended December 31, 2005.

ANNUAL RESULTS

For the fiscal year 2005, total revenues increased 35% to $143.9 million compared to $106.3 million in fiscal 2004.

Net earnings for 2005, excluding a $5.9 million after-tax gain on sale of investment, grew to $47.2 million from $31.6 million for fiscal 2004, a 49% increase. Net earnings for 2005 were $53.2 million compared with $31.6 million for fiscal 2004.

Earnings per diluted share for 2005, excluding the after-tax gain, increased to $1.85 from $1.27 in 2004. Net earnings per diluted share for 2005 were $2.08 compared to $1.27 in 2004.

The Company ended the year with approximately $144.5 million in cash and investments as compared to $93.8 million as of December 31, 2004.

Key financial results for fiscal year 2005 versus fiscal year 2004 are as follows:

	2005	2004
Revenues	$143.9 million	$106.3 million
Net Earnings excluding gain (1)	$47.2 million	$31.6 million
Net Earnings	$53.2 million	$31.6 million
Earnings Per Share excluding gain (1)	$1.85	$1.27
Net Earnings Per Share	$2.08	$1.27
Free Cash Flow (2)	$55.5 million	$44.3 million

(1)    ”Net earnings excluding gain on sale of investment” in 2005 are based on a 27% tax rate compared to a 33% tax rate in 2004. Reconciliation to the nearest GAAP measure is set forth in the attached financial tables.

(2)    Net cash provided by operating activities, less purchases of property and equipment. Reconciliation to the nearest GAAP measure is set forth in the attached financial tables.

“j2 Global made bold strides in 2005 on several fronts,” said Hemi Zucker, co-president and chief operating officer of j2 Global. “We increased our international paid DIDs by 82% over 2004, penetrated a number of large corporate accounts through our enterprise sales team, realized increasing revenues from our growing patent portfolio, and expanded the reach of our network to cover more than 2,000 local areas around the world.”

QUARTERLY RESULTS

Total revenues for Q4 2005 were $39.1 million compared to $29.8 million for Q4 2004, a 31% increase.

Net earnings for Q4 2005 were $13.1 million compared to $9.6 million in Q4 2004, a 36% increase.

Net earnings per diluted share for Q4 2005 were $0.51 compared to $0.41 in Q4 2004. Net earnings in Q4 2005 and 2004 are based upon a 28% tax rate.

Key financial results for the fourth quarter of 2005 versus the fourth quarter of 2004 are as follows:

	Q4 2005	Q4 2004
Revenues	$39.1 million	$29.8 million
Net Earnings	$13.1 million	$9.6 million
Diluted Net Earnings Per Share	$0.51	$0.41
Free Cash Flow (1)	$16.8 million	$10.9 million

(1)	Net cash provided by operating activities, less purchases of property and equipment. Reconciliation to the nearest GAAP measure is set forth in the attached financial tables.

“We are proud of the fact that during this quarter with the least effective business days, we were able to achieve better fixed subscriber growth than in either of the two previous quarters,” continued Mr. Zucker. “This was driven by a near record addition of more than 49,000 net paying DIDs, bringing our total customer base to nearly 750,000 paying DIDs.”

2006 ESTIMATES

“Our record Q4 and fiscal year 2005 free cash flow position us well for 2006,” said Scott Turicchi, co-president and chief financial officer. “We are particularly encouraged by the 7% quarter to quarter growth rate in paid DIDs during a quarter light on business days. We enter 2006 with strong subscriber momentum coupled with an increase in business days, providing additional usage based revenue.”

For fiscal year 2006, the Company anticipates that its revenues will be in the range of $181.0 million to $191.0 million and that its net earnings per diluted share will be in the range of $2.34 to $2.46. This earnings estimate assumes an effective annual tax rate for 2006 of 27%.

The net earnings per share guidance above does not reflect the impact of the Company being required to expense stock-based compensation under FAS 123R in its net earnings. It is anticipated that the impact on net earnings per share from the adoption of FAS 123R will be between $0.10 and $0.18 per share for 2006.

A summary of this fiscal 2006 financial guidance is set forth in the table below:

Fiscal Year 2006
Revenues	$181.0 to $191.0 million
Net Earnings Per Share (1)	$2.34 to $2.46

(1)	Per share guidance is based upon fully diluted shares of 25.8 million as of January 31, 2006.

The Company expects Q1 2006 revenues to approximate $41.3 million to $42.1 million and Q1 2006 net earnings per diluted share to approximate $0.53 to $0.55.

A summary of this Q1 2006 financial guidance is set forth in the table below:

Q1 2006
Revenues	$41.3 to $42.1 million
Net Earnings Per Share (1)	$0.53 to $0.55

(1)	Per share guidance is based upon fully diluted shares of 25.8 million as of January 31, 2006.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans more than 2,000 cities in 26 countries on five continents. The Company offers faxing and voicemail solutions, unified-messaging and communications services, document management solutions and Web-initiated conference calling.. j2 Global markets its services principally under the brand names eFax®, j2®, jConnect®, JFAXTM, eFax Corporate®, Onebox®, Electric Mail®, jBlast®, eFax BroadcastTM, eVoice®, PaperMaster®, Consensus®, M4 Internet® and Protofax®. As of December 31, 2005, j2 Global had achieved 35 consecutive quarters of revenue growth and 16 consecutive quarters of growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts
Christine Brodeur	Jeff Adelman
Socket Media, Inc.	j2 Global Communications, Inc.
310-559-0540	323-372-3617
c.brodeur@socketmedia.com	press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “2006 Estimates” portion (and specifically Q1 2006 and fiscal year 2006 estimates). These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of usage-based revenue based on changing conditions in particular industries and the economy generally; ability to obtain telephone numbers in sufficient quantities in desired locations on acceptable terms; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications, including but not limited to the imposition of additional taxation or regulatory-related fees; and other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K filed by j2 Global on March 28, 2005, and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov. The financial estimates provided in the “2006 Estimates” portion of this press release (and specifically Q1 2006 and fiscal year 2006 estimates) are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these financial estimates or outlook.

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2005	2004	2005	2004

Revenues
Subscriber	$37,864	$29,050	$139,706	$103,160
Other	1,279	749	4,235	3,183

Total revenue	39,143	29,799	143,941	106,343

Cost of revenues	8,248	5,576	29,762	20,969

Gross profit	30,895	24,223	114,179	85,374

Operating expenses:
Sales and marketing	6,217	5,226	22,931	18,501
Research, development and engineering	1,676	1,517	6,869	5,249
General and administrative	6,568	4,378	22,958	15,588

Total operating expenses	14,461	11,121	52,758	39,338

Operating earnings	16,434	13,102	61,421	46,036

Other income and expenses:
Gain on sale of investment	461	-	9,808	-
Interest and other income, net	1,148	140	3,340	1,183

Total other income and expenses:	1,609	140	13,148	1,183

Earnings before income taxes	18,043	13,242	74,569	47,219

Income tax expense	4,990	3,652	21,408	15,612

Net earnings	$13,053	$9,590	$53,161	$31,607

Basic net earnings per share	$0.53	$0.41	$2.20	$1.36

Diluted net earnings per share	$0.51	$0.41	$2.08	$1.27

Basic weighted average shares outstanding	24,576,027	23,566,518	24,112,409	23,312,744

Diluted weighted average shares outstanding	25,747,701	25,270,872	25,576,385	24,837,857

Certain prior year reported amounts have been reclassified to conform with the 2005 presentation.

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	DECEMBER 31,	DECEMBER 31,
	2005	2004

ASSETS
Cash and cash equivalents	$36,301	$18,814
Short-term investments	76,525	47,225
Accounts receivable, net	10,211	8,227
Prepaid expenses and other	3,701	2,873
Deferred income taxes	1,091	2,520

Total current assets	127,829	79,659

Long-term investments	31,673	27,753
Property and equipment, net	17,248	12,386
Goodwill	20,681	20,173
Other purchased intangibles, net	20,299	11,256
Other assets	307	170
Deferred income taxes	4,559	1,520

TOTAL ASSETS	$222,596	$152,917

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$8,868	$5,516
Deferred revenue	7,201	5,378
Current portion of long-term debt	593	1,196

Total current liabilities	16,662	12,090

Long-term debt	149	866

Total liabilities	16,811	12,956

Total stockholders’ equity	205,785	139,961

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$222,596	$152,917

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2005	2004	2005	2004
Cash flows from operating activities:
Net earnings	$13,053	$9,590	$53,161	$31,607
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	1,922	1,094	7,109	4,549
Stock compensation expense	302	-	399	-
Compensation in exchange for note reduction	-	43	-	173
Tax benefit of non-qualifying stock option exercises	820	930	9,898	2,949
Deferred income taxes	2,191	2,992	2,153	11,680
Gain on sale of investment	(461)	-	(9,808)	-
Other	12		12
Decrease (increase) in:
Accounts receivable	(256)	627	(554)	(1,705)
Prepaid expenses	65	(21)	(228)	1,088
Other assets	(86)	(629)	(266)	(985)
(Decrease) increase in:
Accounts payable and accrued expenses	2,054	98	713	1,442
Income taxes payable	(94)	192	451	23
Deferred revenue	(73)	(131)	1,348	500

Net cash provided by operating activities	19,449	14,785	64,388	51,321

Cash flows from investing activities:
Purchase of investments	6,877	(15,304)	(33,204)	(43,946)
Purchases of property and equipment	(2,601)	(3,883)	(8,928)	(6,981)
Acquisition of business, net of cash received	(3,135)	(46)	(10,863)	(8,607)
Purchase of intangible assets	(1,453)	(514)	(5,240)	(5,374)
Payment of accrued exit costs	-	(155)	(43)	(503)
Proceeds from sale of investment	461	-	9,169	-
Proceeds from sale of fixed assets	1	-	1	-

Net cash used in investing activities	150	(19,902)	(49,108)	(65,411)

Cash flows from financing activities:
Issuance of common shares issued under Employee
Stock Purchase Plan	119	111	508	436
Exercise of stock options and warrants	327	390	3,586	1,464
Repayments of long-term debt and capital leases	(199)	(853)	(1,325)	(1,972)

Net cash provided by financing activities	247	(352)	2,769	(72)

Effect of exchange rate on cash and cash equivalents	(101)	65	(562)	94

Net Increase (decrease) in cash and cash equivalents	19,745	(5,404)	17,487	(14,068)

Cash and cash equivalents, beginning of period	16,556	24,218	18,814	32,882

Cash and cash equivalents, end of period	$36,301	$18,814	$36,301	$18,814

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED RECONCILIATION OF FREE CASH FLOW
(IN THOUSANDS)

Free Cash Flow amount is not meant as a substitute for GAAP, but is solely for information purposes. The following table illustrates the adjustments and reconciles Free Cash Flow data to that reported in the financial statements.

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2005	2004	2005	2004

Net cash provided by operating activities	$19,449	$14,785	$64,388	$51,321

Deduct:
Purchases of property and equipment	(2,601)	(3,883)	(8,928)	(6,981)

Free Cash Flow (1)	$16,848	$10,902	$55,460	$44,340

(1)
Free Cash Flow represents cash flow from operations calculated in accordance with generally accepted accounting principles ("GAAP") after deducting purchases of property and equipment. The Company believes that Free Cash Flow is a useful measure of operating performance because it better reflects the resources generated that could be utilized for strategic opportunities including, among others, to invest in the business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. Free Cash Flow is not determined in accordance with GAAP and should not be considered as an alternative to historical financial results presented in accordance with GAAP.

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED RECONCILIATION OF NET EARNINGS EXCLUDING GAIN ON SALE OF INVESTMENT
YEAR ENDED DECEMBER 31, 2005
(IN THOUSANDS)

"Net earnings excluding gain on sale of investment" and "Net earnings per share excluding gain on sale of investment" are not meant as a substitute for measures determined under generally accepted accounting principles ("GAAP"), but are solely for informational purposes. The following table illustrates the adjustments and reconciles "Net earnings excluding gain on sale of investment" to the related amount determined under GAAP as reported in the financial statements. The Company believes that these non-GAAP financial measures are useful measures of operating performance because they exclude a gain resulting from a non-recurring transaction outside the ordinary course of the Company's business.

Net earnings		$53,161

Less gain on sale of investment, net of taxes:
Gain on sale of investment	$9,808
Income tax expense on gain	(3,874)	(5,934)

Net earnings excluding gain on sale of investment		$47,227

Net earnings per share excluding gain on sale of investment		$1.85

Diluted weighted average shares outstanding		25,576,385